CAE INC.
OMNIBUS INCENTIVE PLAN
Effective as of May 31, 2023

OMNIBUS INCENTIVE PLAN
1.    Definitions and Interpretation
1.1    Definitions
As used in this Plan, the following terms have the following meanings unless the context otherwise requires:
“Account” means an account maintained for a Participant on the books of the Company which will be credited with Options, PSUs or RSUs granted to the Participant, as applicable, in accordance with the terms of this Plan;
“Alternative Award” has the meaning ascribed thereto in Section 8.2(b) hereof;
“Associate”, where used to indicate a relationship with a Participant, means (i) any domestic partner of that Participant, and (ii) the spouse of that Participant and that Participant’s children (whether by birth or adoption), as well as that Participant’s relatives and that Participant’s spouse’s relatives, in each case if they share that Participant’s residence;
“Award” means an Option, a PSU and/or an RSU, as applicable, granted to a Participant pursuant to the terms of the Plan and the applicable Grant Agreement;
“Black-Out Period” means a period of time when any securities of the Company may not be traded by certain Persons designated by the Company pursuant to any policies of the Company respecting restrictions on trading which is in effect at that time;
“Board” means the board of directors of the Company or, to the extent the Board has delegated powers or responsibilities to a committee, officer or plan administrator, such committee, officer or plan administrator;
“Business Day” means each day other than a Saturday, Sunday or statutory holiday in Montreal, Quebec, Canada;
“Cash Equivalent” means the amount of money equal to the Market Value multiplied by the number of vested PSUs or RSUs, as applicable, in the Participant’s Account, net of any applicable taxes in accordance with Section 9.2, on the PSU Settlement Date or the RSU Settlement Date, as applicable;
“Cause” has the meaning ascribed thereto in Section 6.2(a) hereof;
“Change of Control” means: (i) any event or circumstance where any Person, any joint actor thereof or any Person acting jointly or in concert therewith, or any combination thereof, acquires beneficial ownership or exercises control or direction, directly or indirectly (whether through a purchase, issuance or exchange of Shares or other voting securities, reorganization, amalgamation, merger, business combination, consolidation or other transaction or series of transactions having similar effect (or a plan of arrangement in connection with any of the foregoing)), other than solely involving the Company and any one or more of its Subsidiaries, of a majority of the Shares or other voting securities of the Company or of any successor or resulting company or other Person; (ii) the sale or other disposition to a Person other than a

Subsidiary of the Company of all or substantially all of the Company’s assets; (iii) the Company undergoing a liquidation or dissolution; or (iv) the nominees named in the most recent management information circular of the Company for election to the Board no longer constitute a majority of the members of the Board as a result of or in connection with: (A) a contested election of directors; or (B) a reorganization, amalgamation, merger, business combination, consolidation or other transaction or series of transactions involving the Company or any of its Subsidiaries and another corporation or other entity;
“Committee” means the Human Resources Committee of the Board or any other Board committee to which the Board has delegated responsibilities for the purposes of this Plan;
“Company” means CAE Inc. or a successor thereto;
“Disqualifying Disposition” has the meaning ascribed thereto in Section 3.7(d) hereof;
“Dividend Equivalent” means a bookkeeping entry, equivalent in value to a dividend paid on a Share, credited to a Participant’s Account;
“Eligible Participant” means any executive officer, employee and consultant of the Company or any of its Subsidiaries (for so long as such Person holds any such position) and excluding any Person who has received a notice of termination from or given a notice of resignation or retirement to the Company or any of its Subsidiaries; provided, however, that solely with respect to the grant of an Incentive Stock Option, an Eligible Participant must be a key employee (including any executive officer) of the Company or any Subsidiary; for clarity, Non-Employee Directors are not Eligible Participants;
“Employment Agreement” means, with respect to any Participant, any written employment agreement entered into between the Company or a Subsidiary, as applicable, and such Participant;
“Fiscal Year” means the Company’s fiscal year, currently ending March 31;
“Grant Agreement” means an agreement between the Company and a Participant evidencing the grant to such Participant of an Award, including an Option Agreement, a PSU Agreement and an RSU Agreement;
“Incentive Stock Option” means an Option which is intended to meet the requirements of Section 422 of the U.S. Code;
“Insider” means a “reporting insider” as defined in National Instrument 55-104 – Insider Reporting Requirements and Exemptions and includes Associates and affiliates (as such term is defined in Part 1 of the TSX Company Manual) of such “reporting insider”;
“Insider Trading Policy” means the insider trading policy adopted by the Board on February 6, 2020, as may be amended from time to time;
“Long-Term Disability” means a permanent disability due to a medical condition that prevents a Participant, physically or mentally, from executing his or her job and results in an absence from work for a period that exceeds 26 weeks and is expected to be permanent; such medical condition and long-term status requiring, unless otherwise waived by the Vice-President Human Resources on behalf of the Company, certification by an Independent Medical Examiner (as defined in the Company’s “Policy & Procedure On Absenteeism Including Short-Term Disability”,

as revised from time to time, or any successor policy thereto) and/or by the Medical Examiner selected by the Company’s Group Insurance Plan Carrier, after such 26 weeks;
“Market Value” means at any date when the market value of Shares is to be determined, the VWAP on the TSX (or such other Stock Exchange designated by the Board) for the five (5) Trading Days immediately preceding such date;
“More Than 10% Owner” has the meaning ascribed thereto in Section 3.7(b) hereof;
“Non-Employee Directors” means members of the Board who, at all times while they continue to serve as members of the Board, are not officers or employees of the Company or a Subsidiary;
“Option” means an option that is granted by the Company from time to time to a Participant pursuant to Section 3 hereof, which shall upon exercise entitle the holder thereof to acquire a designated number of Shares from treasury at the Option Price, subject to the terms and conditions of this Plan and the applicable Option Agreement, provided that such Option has not expired prior to being exercised;
“Option Agreement” means an agreement between the Company and a Participant evidencing the grant by the Company of an Option and the terms and conditions thereof;
“Option Grant Date” has the meaning ascribed thereto in Section 3.3(a) hereof;
“Option Price” has the meaning ascribed thereto in Section 3.2 hereof;
“Option Term” has the meaning ascribed thereto in Section 3.4(a) hereof;
“Participant” means an Eligible Participant who has been granted an Award under the Plan;
“Performance Criteria” means specified criteria established by the Committee and set forth in the applicable Grant Agreement, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award;
“Performance Period” means the period determined by the Committee at the time any Award is granted or at any time thereafter during which any Performance Criteria and any other conditions specified by the Committee with respect to such Award are to be measured and by which the vesting of the Award is determined in whole or in part;
“Person” means an individual and includes, where the context so requires, a corporation, company, cooperative, partnership, limited liability company, trust, unincorporated association, entity with juridical personality or governmental authority or body, and pronouns which refer to a Person shall have a similarly extended meaning;
“Plan” means this CAE Inc. Omnibus Incentive Plan, including any amendments or supplements hereto made after its effective date;
“PSU” means a performance share unit that is granted by the Company from time to time to a Participant pursuant to Section 4 hereof which shall upon vesting entitle the holder thereof to receive, at the sole and entire discretion of the Company, a payment in the form of Shares issued from treasury or purchased on the open market, the Cash Equivalent or a combination thereof, subject to the terms and conditions of this Plan and the applicable PSU Agreement, provided that such PSU has not expired before vesting;
“PSU Agreement” means an agreement between the Company and a Participant evidencing the grant by the Company of PSUs and the terms and conditions thereof;
“PSU Settlement Date” has the meaning ascribed thereto in Section 4.3(a) hereof;
“Resignation for Good Reason” means, in the context of a Change of Control, the resignation of a Participant following the occurrence of any of the following condition(s), without the prior written consent of the Participant, which condition(s) remain in effect more than thirty (30) days after written notification by the Participant to the Company (such notification to be made within a period not to exceed ninety (90) days from the initial existence of the condition): (i) the requirement that the Participant relocate his or her office or home base to a location that is outside a 100 kilometer radius of his or her office or home base immediately prior to the Change of Control; or (ii) the assignment to the Participant of a set of responsibilities and/or the employment or continued employment of the Participant on terms and conditions that are not the Substantial Equivalent of such Participant’s set of responsibilities and/or terms and conditions of employment in effect immediately prior to the Change of Control;
“Restriction Period” means the applicable restriction period in respect of a particular PSU or RSU, which period, unless otherwise determined by the Committee at the time the PSU or RSU is granted, shall end on the Trading Day preceding December 31 of the calendar year which is three (3) years after the calendar year in which the PSU or RSU was granted, provided that it would not cause the relevant PSU Agreement, the relevant RSU Agreement, the provisions of the Plan pertaining to PSUs or RSUs, as the case may be, or this Plan to be treated as a “salary deferral arrangement” for the purposes of the Tax Act or any provincial or territorial equivalent;
“Retirement Eligibility Date” means, with respect to a Participant: (i) the date at which the Participant has reached the age of 55 with at least five (5) years of service to the Company and its Subsidiaries; or (ii) such other date as may be determined by the Committee from time to time; provided that the Participant gives a three (3) months notice in a case of a resignation where the Participant otherwise meets the criteria of the present definition;
“RSU” means a restricted share unit that is granted by the Company from time to time to a Participant pursuant to Section 5 hereof which shall upon vesting entitle the holder thereof to receive, at the sole and entire discretion of the Company, a payment in the form of Shares issued from treasury or purchased on the open market, the Cash Equivalent or a combination thereof, subject to the terms and conditions of this Plan and the applicable RSU Agreement, provided that such RSU has not expired before vesting;
“RSU Agreement” means an agreement between the Company and a Participant evidencing the grant by the Company of RSUs and the terms and conditions thereof;
“RSU Settlement Date” has the meaning ascribed thereto in Section 5.3(a) hereof;
“Share Compensation Arrangement” means a stock option, stock option plan, employee stock purchase plan, long-term incentive plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares to one or more full-time employees, officers, consultants or Insiders of the Company or a Subsidiary;

“Shares” means the common shares in the capital of the Company or, in the event of any reclassification of such common shares, the shares in the capital of the Person resulting from such reclassification;
“Share Unit Vesting Determination Date” means the date on which the Committee determines if the vesting conditions with respect to PSUs or RSUs (including any applicable Performance Criteria) have been met, and as a result, establishes the number of PSUs or RSUs, as applicable, that become vested, if any. Unless otherwise determined by the Committee, the Share Unit Vesting Determination Date shall be on a date following the end of the applicable Performance Period, if any, but no later than the last day of the applicable Restriction Period;
“Stock Exchange” means the TSX (or such other stock exchange designated by the Board) or, if the Shares are not or are no longer listed or posted for trading on such stock exchange at a particular date, any other stock exchange on which the majority of the trading volume and value of the Shares are listed or posted for trading;
“Subsidiary” means, unless otherwise determined by the Committee, a corporation, company or partnership that is controlled, directly or indirectly, by the Company;
“Substantial Equivalent” means, with respect to a Participant: (i) a set of responsibilities that are: (A) commensurate with such Participant’s professional training and experience; and (B) in all material respects, equivalent to or better than the set of responsibilities of such Participant; and (ii) terms and conditions of employment that: (A) include an annual base salary rate and annual cash incentive compensation opportunity that are each equal to or greater than such Participant’s annual base salary rate and annual cash incentive compensation opportunity (not including a reduction in compensation outcome as a result of performance conditions not being met); (B) include overall additional compensation and benefits that are substantially equivalent to or better than the additional compensation and benefits of the Participant; and (C) are otherwise substantially equivalent to or better than the terms and conditions of employment of such Participant;
“Tax Act” means the Income Tax Act (Canada) and the regulations thereunder, as amended from time to time;
“Termination Date” means: (i) in the event of a Participant’s resignation, retirement or death the date on which such Participant ceases to be an executive officer, employee or consultant of the Company or a Subsidiary; (ii) in the event of a termination of a Participant’s employment following a Long-Term Disability, the date on which the Participant meets the definition of Long-Term Disability set forth above; (iii) in the event of the termination of the Participant’s employment with the Company or a Subsidiary, or position as executive officer or consultant of the Company or a Subsidiary, the effective date of the termination as specified in the notice of termination provided to the Participant by the Company or the Subsidiary, as the case may be; or (iv) in the event a Participant is an executive officer, employee or consultant of a Subsidiary, the time at which the Subsidiary ceases to qualify as such under this Plan;
“Trading Day” means a Business Day on which a sale of Shares occurred on the TSX (or such other Stock Exchange designated by the Board);
“TSX” means the Toronto Stock Exchange;

“U.S. Code” the United States Internal Revenue Code of 1986, as amended from time to time, and any reference to a particular section of that code shall include references to regulations and rulings thereunder and to successor provisions;
“U.S. Taxpayer” means a Participant who is a U.S. citizen, U.S. permanent resident or a Participant whose Award(s) under this Plan would be otherwise subject to U.S. taxation under the U.S. Code; such Participant will be considered a U.S. Taxpayer solely with respect to such Award(s); and
“VWAP” means the volume weighted average trading price of the Shares, calculated by dividing the total value by the total volume of Shares traded for the relevant period.
1.2    Interpretation
(a)    Whenever the Board, the Committee or its delegate is to exercise discretion or authority in the administration of the terms and conditions of this Plan, the term “discretion” or “authority” means the sole and absolute discretion of the Board, the Committee or its delegate.
(b)    The division of this Plan into Sections and other subdivisions and the insertion of headings are for convenient reference only and do not affect the interpretation of this Plan.
(c)    In this Plan, words importing the singular shall include the plural, and vice versa and words importing any gender include any other gender.
(d)    If any action may be taken within, or any right or obligation is to expire at the end of, a period of days under this Plan, then the first day of the period is not counted, but the day of its expiry is counted.
2.    Purpose and Administration of the Plan
2.1    Purpose of the Plan
The Plan is intended to enhance the ability of the Company and its Subsidiaries to attract, retain or motivate capable Persons to advance their business strategy and to promote a greater alignment of interests between such Persons and the shareholders of the Company and its Subsidiaries.
2.2    Implementation and Administration of the Plan
(a)    The Plan shall be administered and interpreted by the Committee or, if the Committee by resolution so decides, by an officer or plan administrator appointed by the Committee. If such officer or plan administrator is appointed for this purpose, references to the “Committee” herein will be deemed references to such officer or plan administrator, to the fullest extent permitted by law and standards of Stock Exchanges, as determined by the Committee. Nothing contained herein shall prevent the Board from exercising such powers as may be exercised by the Committee or from adopting other or additional Share Compensation Arrangements or other compensation arrangements from time to time, subject to any required approval.
(b)    Subject to Section 8 hereof and any applicable rules of a Stock Exchange, the Committee may, from time to time, adopt, amend and rescind rules and regulations or vary the terms of this Plan and/or any Award hereunder for carrying out the provisions and purposes of the Plan and/or to address tax or other requirements of any applicable jurisdiction.
(c)    Subject to the provisions herein, the Committee is authorized, in its sole discretion, to make such determinations under, and such interpretations of, and take such steps and actions in connection with, the proper administration and operations of the Plan as it may deem necessary or advisable. The interpretation, administration, construction and application of the Plan and any provisions hereof made by the Committee, or by any officer or plan administrator to which the Committee delegated authority to perform such functions, shall be final and binding on the Company, its Subsidiaries and all Eligible Participants.
(d)    In the event that an Award is granted or a Grant Agreement is executed which does not conform in all particulars with the provisions of the Plan, or purports to grant Awards on terms different from those set out in the Plan, the Award or the grant of such Award shall not be in any way void or invalidated, but the Award so granted will be adjusted to become, in all respects, in conformity with the Plan.
(e)    No member of the Board or any Person acting pursuant to authority delegated by the Board or the Committee hereunder shall be liable for any action or determination taken or made in good faith in the administration, interpretation, construction or application of the Plan or any Award granted hereunder. Members of the Board, and any Person acting at the direction or on behalf of the Board or Committee, shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.
(f)    The Plan shall not in any way fetter, limit, obligate, restrict or constrain the Board with regard to the allotment or issuance of any Shares or any other securities in the capital of the Company. For greater clarity, the Company shall not by virtue of this Plan be in any way restricted from declaring and paying stock dividends, repurchasing Shares or any other securities in its share capital, or varying or amending its share capital or corporate structure.
2.3    Participation in the Plan
(a)    The Company makes no representation or warranty as to the future market value of the Shares or with respect to any income tax matters affecting any Participant resulting from the grant, vesting or settlement of an Award, the exercise of an Option or resulting from any transactions in the Shares or any other event affecting the Awards. With respect to any fluctuations in the market price of the Shares, neither the Company, nor any of its directors, officers, employees, shareholders or agents shall be liable for anything done or omitted to be done by such Person or any other Person with respect to the price, time, quantity or other conditions and circumstances of the issuance of Shares hereunder, or in any other manner related to the Plan. For greater certainty, no amount will be paid to, or in respect of, a Participant under the Plan or pursuant to any other arrangement, and no additional Awards will be granted to such Participant to compensate for a downward fluctuation in the price of the Shares, nor will any other form of benefit be conferred upon, or in respect of, a Participant for such purpose. The Company and its Subsidiaries do not assume responsibility for the income or other tax consequences resulting to any Participant and each Participant is advised to consult with his or her own legal and/or tax advisors regarding the tax consequences and risks associated with each Award granted to such Participant.

(b)    Participants (and their legal representatives and the liquidator, executor or administrator, as the case may be, of their respective estate) shall have no legal or equitable right, claim, or interest in any specific property or asset of the Company or any of its Subsidiaries. No asset of the Company or any of its Subsidiaries shall be held in any way as collateral security for the fulfillment of the obligations of the Company or any of its Subsidiaries under this Plan. Unless otherwise determined by the Board, this Plan shall be an unfunded obligation of the Company and its Subsidiaries (as applicable). To the extent any Participant or his or her estate holds any rights by virtue of a grant of Awards under this Plan, such rights (unless otherwise determined by the Board) shall be general unsecured obligations and shall not be greater than the rights of an unsecured creditor of the Company.
(c)    Unless otherwise determined by the Committee, the Company shall not offer financial assistance to any Participant in regards to the exercise, vesting or payment of any Award granted under this Plan.
2.4    Shares Available for Issuance
(a)    The total number of Shares available for issuance under the Plan shall be 10,000,000, subject to any adjustment in accordance with Section 8.
(b)    No Award that can be settled in Shares issued from treasury may be granted if such grant would have the effect of causing the total number of Shares underlying Awards made under this Plan to exceed the above-noted number of Shares reserved for issuance under this Plan, unless such grant is conditional upon ratification by holders of Shares, in accordance with applicable laws or relevant Stock Exchange or regulatory requirements. For greater certainty, Section 2.4(a) shall not limit the Company’s ability to issue Awards that are payable other than in Shares issued from treasury. Shares will not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. The Committee may also cause Shares used to satisfy the settlement of PSUs or RSUs granted under the Plan to be purchased on the open market instead of granted from treasury.
(c)    If an outstanding Award (or a portion thereof) under this Plan that can be settled in Shares issued from treasury expires or is forfeited, surrendered, cancelled or otherwise terminated for any reason without having been exercised or settled in full, if such Award (or portion thereof) is settled in cash or in Shares purchased on the open market instead of being settled in Shares issued from treasury, or if Shares acquired pursuant to such Award (or portion thereof) are forfeited, the Shares that have not been issued pursuant to such Award (or portion thereof), if any, will again be available for issuance under the Plan.
(d)    No fractional Shares shall be issued upon the exercise of any Award granted under the Plan and, accordingly, if a Participant would otherwise become entitled to a fractional Share upon the exercise of such Award, or from an adjustment permitted by the terms of this Plan, such Participant shall only have the right to receive the next lowest whole number of Shares, and no payment or other adjustment will be made with respect to the fractional interest so disregarded.
(e)    For the purposes of Section 2.4(a), Shares issuable in reliance upon an exemption from the rules of a Stock Exchange applicable to security-based compensation arrangements used as an inducement to persons or entities not previously employed by and not previously an Insider of the Company shall not be included in the determination of the maximum number of Shares issuable under the Plan set out in Section 2.4(a), it being understood that, notwithstanding the foregoing, such security-based compensation arrangements can be made otherwise subject to the terms and conditions prescribed under this Plan.
2.5    Limits with Respect to Insiders
(a)    The maximum number of Shares issuable from treasury to any one Person shall not exceed five percent (5%) of the Shares issued and outstanding from time to time (calculated on a non-diluted basis).
(b)    The maximum number of Shares issuable from treasury to Eligible Participants who are Insiders, at any time, under this Plan and any other proposed or established Share Compensation Arrangement, shall not exceed ten percent (10%) of the Shares issued and outstanding (calculated on a non-diluted basis).
(c)    The maximum number of Shares issued from treasury to Eligible Participants who are Insiders, within any one-year period, under this Plan and any other proposed or established Share Compensation Arrangement, shall not exceed ten percent (10%) of the Shares issued and outstanding (calculated on a non-diluted basis).
2.6    Granting of Awards
(a)    Any Award granted under the Plan shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the Shares subject to such Award, if applicable, upon any applicable laws or relevant Stock Exchange or regulatory requirements, or the consent or approval of any Stock Exchange or any governmental or regulatory body, is necessary as a condition of, or in connection with, the grant of such Awards or the exercise of any Option or the issuance or purchase of Shares thereunder, if applicable, such Award may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration, qualification, consent or approval.
(b)    The Company may require, as a condition to the exercise of an Award or the delivery of Shares under an Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the U.S. Securities Act of 1933, as amended, or any applicable state or non-U.S. securities law. Any Shares required to be issued to Participants under the Plan will be evidenced in such manner as the Board may deem appropriate, including book-entry registration or delivery of share certificates. In the event that the Board determines that share certificates will be issued to Participants under the Plan, the Board may require that certificates evidencing Shares issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Shares, and the Company may hold the share certificates pending lapse of the applicable restrictions.
3.    Options
3.1    Nature of Options
An Option is a right granted by the Company from time to time to a Participant entitling such Participant to acquire a designated number of Shares from treasury at the Option Price, subject to the provisions hereof and the provisions of the applicable Option Agreement. For the avoidance of doubt, no Dividend Equivalents shall be granted in connection with an Option.
3.2    Option Awards
Subject to the provisions set forth in this Plan and any shareholder or regulatory approval which may be required, the Committee shall, from time to time, by resolution, in its sole discretion, (i) designate the Eligible Participants who may receive Options under the Plan, (ii) fix the number of Options, if any, to be granted to each Eligible Participant and the date or dates on which such Options shall be granted, (iii) determine the price per Share to be payable upon the exercise of each such Option (the “Option Price”), the relevant vesting provisions (including Performance Criteria, if applicable), the Option Term, the date(s) and the manner in which Options may be exercised during the Option Term and all other option conditions, the whole subject to the terms and conditions prescribed in this Plan or in the applicable Option Agreement, and any applicable rules of a Stock Exchange. Grants of Options to each Eligible Participant shall be reflected in such Participant’s Account.
3.3    Option Price
(a)    The Option Price for Shares that are the subject of any Option shall be determined and approved by the Committee, but shall not be less than the Market Value of such Shares on the grant date of an Option (the “Option Grant Date”).
(b)    Options shall be granted on an Option Grant Date which shall be determined by the Committee. The Option Grant Date shall not be before the sixth (6th) Trading Day following the day on which the Committee approves the grant of such Option. Should the Option Grant Date fall within a Black-Out Period or within five (5) Trading Days after the end of a Black-Out Period, then the Option Grant Date shall be deemed to be the later of the sixth (6th) Trading Day following the end of such Black-Out Period or the sixth (6th) Trading Day following the day on which the Committee approved the grant.
3.4    Option Term
(a)    The Committee shall determine, at the time of granting an Option, the period during which the Option is exercisable, which shall not be more than ten (10) years from the Option Grant Date (the “Option Term”). Unless otherwise determined by the Committee, all unexercised Options shall be cancelled at the expiry of such Option Term.
(b)    Notwithstanding any other provision herein, should the expiration date for an Option fall within a Black-Out Period or within nine (9) Trading Days following the end of a Black-Out Period, such expiration date shall be automatically extended without any further act or formality to that date which is the tenth (10th) Trading Day after the end of the Black-Out Period, such tenth (10th) Trading Day to be considered the expiration date for such Option for all purposes under the Plan. The provisions of this Section 3.4(b) shall not apply to an Incentive Stock Option.
3.5    Exercise of Options
Prior to expiration or earlier termination in accordance with the Plan and the applicable Option Agreement, each Option shall be exercisable at such time or times and/or pursuant to the achievement of such Performance Criteria and/or other vesting conditions as the Committee may determine in its sole discretion at the time of granting the particular Option. For the avoidance of doubt, any exercise of Options by a Participant shall be made in accordance with the Company’s Insider Trading Policy.
3.6    Method of Exercise and Payment of Option Price
(a)    Subject to the provisions of the Plan and the applicable Option Agreement, an Option granted under the Plan shall be exercisable (from time to time as provided in Section 3.5 hereof) by a Participant (or by the liquidator, executor or administrator, as the case may be, of the estate of such Participant) by giving notice in such manner as the Company may from time to time designate, which notice shall specify the number of Shares in respect of which the Option is being exercised and shall, unless a cashless exercise is chosen pursuant to Section 3.6(b), be accompanied by full payment, by wire transfer, certified cheque, bank draft or any other form of payment deemed acceptable by the Company, of the Option Price for the number of Shares specified therein and, as required by Section 9.2, the amount necessary to satisfy any withholding tax obligations of the Company or any Subsidiary, as applicable.
(b)    In the event of a cashless exercise, as permitted by the Committee, in lieu of payment in the manner specified in Section 3.6(a), a Participant may authorize a third-party broker to: (i) pay on his or her behalf the Option Price for the number of Shares in respect of which the Option is exercised, (ii) sell such portion of the Shares received upon exercise of the Option which is sufficient to cover such Option Price and the amount necessary to satisfy any withholding tax obligations of the Company or any Subsidiary as required by Section 9.2, and (iii) remit to the Company or such Subsidiary, as applicable, the portion of the proceeds sufficient to cover such withholding tax obligations.
(c)    Upon the exercise of any Option and subject to Section 3.6(b), the Company shall, as soon as practicable after such exercise, forthwith cause the transfer agent and registrar of the Shares either to:
(i)    deliver to the Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of such Participant) a certificate in the name of the Participant representing in the aggregate such number of Shares as the Participant (or the liquidator, executor or administrator, as the case may be, of the estate of such Participant) shall have then paid for and as are specified in the Participant’s notice of exercise; or
(ii)    in the case of Shares issued in uncertificated form, cause the issuance of the aggregate number of Shares as the Participant (or the liquidator, executor or administrator, as the case may be, of the estate of such Participant) shall have then paid for and as are specified in the Participant’s notice of exercise, to be evidenced by a book position on the register of the shareholders of the Company to be maintained by the transfer agent and registrar of the Shares.
(d)    With the prior written consent of the Committee (which may be withheld for any reason), a Participant may elect to exercise an Option in whole or in part and, in lieu of receiving Shares, authorize a third-party broker to sell such number of Shares as would otherwise be received under Section 3.6(c) above and remit to the Participant the sale proceeds.

3.7    Grant of Incentive Stock Options
At the time of the grant of any Option to a U.S. Taxpayer, the Committee may in its discretion designate that such Option shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option. The maximum number of Shares available for issuance in respect of granted Incentive Stock Options under the Plan shall be such number of Shares reserved under Section 2.4(a) above.
Any Option designated as an Incentive Stock Option:
(a)    shall be granted only to a key employee of the Company or a Subsidiary Corporation (as defined in Section 424(f) of the U.S. Code);
(b)    shall have an Option Price of not less than 100% of the Market Value of a Share on the date the Incentive Stock Option is granted, and, if granted to an employee who owns capital stock (including stock treated as owned under Section 424(d) of the U.S. Code) possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Subsidiary Corporation (a “More Than 10% Owner”), have an Option Price not less than 110% of the Market Value of a Share on the Option Grant Date;
(c)    shall have an Option Term of not more than ten (10) years (five (5) years if the Eligible Participant is a More Than 10% Owner) from the Option Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Option Agreement;
(d)    shall require the Eligible Participant (or other valid holder) to notify the Company of any disposition of any Shares delivered pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the U.S. Code (relating to holding periods and certain disqualifying dispositions) (“Disqualifying Disposition”) within ten (10) days of such a Disqualifying Disposition;
(e)    shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Participant’s lifetime, only by the Participant; provided, however, that the Participant may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a beneficiary to exercise his or her Incentive Stock Option after the Participant’s death;
(f)    shall, if such Option nevertheless fails to meet the foregoing requirements, or otherwise fails to meet the requirements of Section 422 of the U.S. Code for an Incentive Stock Option, be treated for all purposes of this Plan, except as otherwise provided in Sections 3.7(d) and (e) above, as an Option that is not an Incentive Stock Option; and
(g)    No Incentive Stock Option may be granted under the Plan on or after the tenth anniversary of the date the Plan was adopted by the Board unless reapproved by the shareholders of the Company.
To the extent that the aggregate fair market value of Shares with respect to which Incentive Stock Options first become exercisable by an eligible holder of such options in any calendar year exceeds $100,000, taking into account both Shares subject to Incentive Stock Options under the Plan and Shares subject to incentive stock options under all other plans of the Company, such Options shall be treated as non-qualified stock options. For this purpose, the “fair market value” of the Shares subject to such Options shall be determined as of the date the Options were granted as provided in Section 422 of the U.S. Code. In reducing the number of

Options treated as incentive stock options to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which Shares are to be treated as shares acquired pursuant to the exercise of an incentive stock option.
3.8    Option Agreements
All Options shall be evidenced by an Option Agreement, in such form not inconsistent with the Plan as the Committee may from time to time determine. The Option Agreement shall contain such terms and conditions that may be considered necessary in order for the Options to comply with any applicable provisions contained in any income tax laws or any other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or the rules of any regulatory body, including any relevant Stock Exchange, having jurisdiction over the Company.
4.    Performance Share Units
4.1    PSU Awards
(a)    Subject to the provisions set forth herein and any shareholder or regulatory approval which may be required, the Committee may, from time to time, in its sole discretion: (i) designate the Eligible Participants who may receive PSUs under the Plan, (ii) fix the number of PSUs, if any, to be granted to each Eligible Participant and the date or dates on which such PSUs shall be granted, (iii) determine the relevant conditions and vesting provisions (including the applicable Performance Period and Performance Criteria) and the Restriction Period of such PSUs, the whole subject to the terms and conditions prescribed in this Plan and in the applicable PSU Agreement.
(b)    Unless otherwise determined by the Committee, the date of grant of PSUs shall not be before the sixth (6th) Trading Day following the day on which the Committee approves the grant of PSUs. Should the date of grant fall within a Black-Out Period or within five (5) Trading Days after the end of a Black-Out Period, then the date of grant shall be deemed to be the later of the sixth (6th) Trading Day following the end of such Black-Out Period or the sixth (6th) Trading Day following the day on which the Committee approved the grant.
(c)    Subject to the vesting and other conditions and provisions set forth herein and in the applicable PSU Agreement (including the applicable Performance Period and Performance Criteria), each PSU awarded to a Participant who is not a U.S. Taxpayer shall entitle the Participant to receive, if or to the extent the vesting conditions (including the Performance Criteria) for such PSU have been met, at the sole and entire discretion of the Committee, and no later than the last day of the applicable Restriction Period: (i) a Share (issued from treasury or purchased on the open market), (ii) the Cash Equivalent, or (iii) a combination thereof, as the case may be.
(d)    Subject to the vesting and other conditions and provisions set forth herein and in the applicable PSU Agreement (including the applicable Performance Period and Performance Criteria), each PSU awarded to a Participant who is a U.S. Taxpayer shall entitle the Participant to receive, if or to the extent the vesting conditions (including the Performance Criteria) for such PSU have been met, at the sole and entire discretion of the Committee: (i) a Share (issued from treasury or purchased on the open market), (ii) the Cash Equivalent, or (iii) a combination thereof, as the case may be. Such Shares, Cash

Equivalent or a combination thereof shall be received, if applicable, no later than the last Trading Day preceding December 31 of the calendar year in which such U.S. Taxpayer’s rights to the PSUs vest so that such PSU and the payment thereunder are exempt from the requirements of Section 409A of the U.S. Code under the “short-term deferral” exception described in U.S. Treasury Regulation § 1.409A-1(b)(4), and all such grants of PSUs to U.S. Taxpayers shall be interpreted and administered accordingly.
(e)    For the avoidance of doubt, no Dividend Equivalents shall be granted in connection with a PSU.
4.2    Vesting of PSUs
(a)    Subject to the terms of this Plan and the applicable PSU Agreement, after the applicable Performance Period has ended, the holder of PSUs shall be entitled to receive payout on the value and number of PSUs determined by the Committee as a function of the extent to which the corresponding Performance Criteria have been achieved and any multiplier related to such Performance Criteria. After the Committee has determined that the Performance Criteria relating to PSUs credited to a Participant’s Account with respect to a Performance Period have been achieved and any related multiplier has been applied, as applicable, such PSUs shall vest and be paid in accordance with Section 4.3.
(b)    Unless otherwise determined by the Committee, all PSUs credited to a Participant’s Account with respect to a Performance Period, in respect of which the Performance Criteria have not been achieved, shall automatically be forfeited and be cancelled effective the last day of the applicable Performance Period.
4.3    Settlement of PSUs
(a)    Except as otherwise provided in a PSU Agreement or any other provision of this Plan or this Section 4.3(a), all vested PSUs shall be settled as soon as practicable following the applicable Share Unit Vesting Determination Date but in all cases prior to the last day of the Restriction Period. The applicable settlement date in respect of a particular PSU shall be determined by the Committee (the “PSU Settlement Date”). The PSU Settlement Date shall not fall within a Black-Out Period or within five (5) Trading Days after the end of a Black-Out Period, unless the last day of the Restriction Period falls within this period. Notwithstanding the preceding provisions of this Section 4.3(a), the PSUs granted to a U.S. Taxpayer shall not be settled later than the last Trading Day preceding December 31 of the calendar year in which such U.S. Taxpayer’s rights to the PSUs vest as provided in Section 4.1(d). Following the receipt of such settlement, the PSUs so settled shall be of no value whatsoever and shall be cancelled and removed from the Participant’s Account.
(b)    The Company, in its sole discretion, may settle (or cause a Subsidiary to settle), vested PSUs, by providing a Participant (or the liquidator, executor or administrator, as the case may be, of the estate of the Participant) with:
(i)    in the case of settlement of PSUs for their Cash Equivalent, delivery of cash to the Participant representing the Cash Equivalent, through wire transfer, cheque or any other form of payment deemed acceptable by the Committee;
(ii)    in the case of settlement of PSUs for Shares, delivery of Shares issued from treasury and/or purchased on the Participant’s behalf on the open market; or

(iii)    in the case of settlement of the PSUs for a combination of Shares and the Cash Equivalent, a combination of (i) and (ii) above.
Notwithstanding the preceding provisions of this Section 4.3(b), Participants employed by certain Subsidiaries or in certain foreign jurisdictions, as designated by the Committee, shall be paid in such manner as set forth in Section 4.3(b)(i) above.
4.4    Determination of Amounts
(a)    For purposes of determining the Cash Equivalent of PSUs to be paid pursuant to Section 4.3, such calculation will be made as of the PSU Settlement Date based on the Market Value on such date multiplied by the number of vested PSUs in the Participant’s Account, net of any applicable taxes in accordance with Section 9.2.
(b)    For the purposes of determining the number of Shares to be issued or delivered to a Participant upon settlement of PSUs pursuant to Section 4.3, such calculation will be made as of the PSU Settlement Date based on the whole number of Shares corresponding to the vested PSUs recorded in the Participant’s Account, net of the whole number of Shares to be sold to satisfy any applicable taxes in accordance with Section 9.2.
4.5    PSU Agreements
All PSUs shall be evidenced by a PSU Agreement, in such form not inconsistent with the Plan as the Committee may from time to time determine. The PSU Agreement shall contain such terms that may be considered necessary in order that the PSUs will comply with any provisions respecting performance share units in the income tax laws or any other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or the rules of any regulatory body, including any relevant Stock Exchange, having jurisdiction over the Company.
5.    Restricted Share Units
5.1    RSU Awards
(a)    Subject to the provisions set forth herein and any shareholder or regulatory approval which may be required, the Committee may, from time to time, in its sole discretion: (i) designate the Eligible Participants who may receive RSUs under the Plan, (ii) fix the number of RSUs, if any, to be granted to each Eligible Participant and the date or dates on which such RSUs shall be granted, (iii) determine the relevant conditions and vesting provisions and the Restriction Period of such RSUs, the whole subject to the terms and conditions prescribed in this Plan and in the applicable RSU Agreement.
(b)    Unless otherwise determined by the Committee, the date of grant of RSUs shall not be before the sixth (6th) Trading Day following the day on which the Committee approves the grant of RSUs. Should the date of grant fall within a Black-Out Period or within five (5) Trading Days after the end of a Black-Out Period, then the date of grant shall be deemed to be the later of the sixth (6th) Trading Day following the end of such Black-Out Period or the sixth (6th) Trading Day following the day on which the Committee approved the grant.
(c)    Subject to the vesting and other conditions and provisions set forth herein and in the applicable RSU Agreement, each RSU awarded to a Participant who is not a U.S. Taxpayer shall entitle the Participant to receive, if or to the extent the vesting conditions for such RSU have been met, at the sole and entire discretion of the Committee, and no later than the last day of the applicable Restriction Period: (i) a Share (issued from treasury or purchased on the open market), (ii) the Cash Equivalent, or (iii) a combination thereof, as the case may be.
(d)    Subject to the vesting and other conditions and provisions set forth herein and in the applicable RSU Agreement, each RSU awarded to a Participant who is a U.S. Taxpayer shall entitle the Participant to receive, if or to the extent the vesting conditions for such RSU have been met, at the sole and entire discretion of the Committee: (i) a Share (issued from treasury or purchased on the open market), (ii) the Cash Equivalent, or (iii) a combination thereof, as the case may be. Such Shares, Cash Equivalent or a combination thereof shall be received, if applicable, no later than the last Trading Day preceding December 31 of the calendar year in which such U.S. Taxpayer’s rights to the RSUs vest so that such RSU and the payment thereunder are exempt from the requirements of Section 409A of the U.S. Code under the “short-term deferral” exception described in U.S. Treasury Regulation § 1.409A-1(b)(4), and all such grants of RSUs to U.S. Taxpayers shall be interpreted and administered accordingly.
(e)    For the avoidance of doubt, no Dividend Equivalents shall be granted in connection with an RSU.
5.2    Vesting of RSUs
(a)    Subject to the terms of this Plan and the applicable RSU Agreement, after the applicable vesting period has ended, the holder of RSUs shall be entitled to receive payout on the value and number of RSUs, determined by the Committee as a function of the extent to which the corresponding vesting criteria have been achieved. After the Committee has determined that the vesting criteria relating to RSUs credited to a Participant’s Account have been achieved, as applicable, such RSUs shall vest and be paid in accordance with Section 5.3.
(b)    Unless otherwise determined by the Committee, all RSUs credited to a Participant’s Account in respect of which the vesting criteria have not been achieved, shall automatically be forfeited and be cancelled on the last day of the applicable vesting period.
5.3    Settlement of RSUs
(a)    Except as otherwise provided in a RSU Agreement or any other provision of this Plan or this Section 5.3(a), all vested RSUs shall be settled as soon as practicable following the applicable Share Unit Vesting Determination Date but in all cases prior to the last day of the Restriction Period. The applicable settlement date in respect of a particular RSU shall be determined by the Committee (the “RSU Settlement Date”). The RSU Settlement Date shall not fall within a Black-Out Period or within five (5) Trading Days after the end of a Black-Out Period, unless the last day of the Restriction Period falls within this period. Notwithstanding the preceding provisions of this Section 5.3(a), the RSUs granted to a U.S. Taxpayer shall not be settled later than the last Trading Day preceding December 31 of the calendar year in which such U.S. Taxpayer’s rights to the RSUs vest as provided in Section 5.1(d). Following the receipt of such settlement, the RSUs so settled shall be of no value whatsoever and shall be cancelled and removed from the Participant’s Account.

(b)    The Company, in its sole discretion, may settle (or cause a Subsidiary to settle), vested RSUs, by providing a Participant (or the liquidator, executor or administrator, as the case may be, of the estate of the Participant) with:
(i)    in the case of settlement of RSUs for their Cash Equivalent, delivery of cash to the Participant representing the Cash Equivalent, through wire transfer, cheque or any other form of payment deemed acceptable by the Committee;
(ii)    in the case of settlement of RSUs for Shares, delivery of Shares issued from treasury and/or purchased on the Participant’s behalf on the open market; or
(iii)    in the case of settlement of the RSUs for a combination of Shares and the Cash Equivalent, a combination of (i) and (ii) above.
Notwithstanding the preceding provisions of this Section 5.3(b), Participants employed by certain Subsidiaries or in certain foreign jurisdictions, as designated by the Committee, shall be paid in such manner as set forth in Section 5.3(b)(i) above.
5.4    Determination of Amounts
(a)    For purposes of determining the Cash Equivalent of RSUs to be paid pursuant to Section 5.3, such calculation will be made as of the RSU Settlement Date based on the Market Value on such date multiplied by the number of vested RSUs in the Participant’s Account, net of any applicable taxes in accordance with Section 9.2.
(b)    For the purposes of determining the number of Shares to be issued or delivered to a Participant upon settlement of RSUs pursuant to Section 5.3, such calculation will be made as of the RSU Settlement Date based on the whole number of Shares corresponding to the vested RSUs recorded in the Participant’s Account, net of the whole number of Shares to be sold to satisfy any applicable taxes in accordance with Section 9.2.
5.5    RSU Agreements
All RSUs shall be evidenced by an RSU Agreement, in such form not inconsistent with the Plan as the Committee may from time to time determine. The RSU Agreement shall contain such terms that may be considered necessary in order that the RSUs will comply with any provisions respecting restricted share units in the income tax laws or any other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or the rules of any regulatory body, including any relevant Stock Exchange, having jurisdiction over the Company.
6.    General Conditions
6.1    General Conditions Applicable to Awards
Each Award, as applicable, shall be subject to the following conditions:
(a)    Employment. Notwithstanding any express or implied term of this Plan to the contrary, the granting of an Award pursuant to the Plan shall in no way be construed as a guarantee by the Company or a Subsidiary to the Participant of employment or another service relationship with the Company or a Subsidiary. The granting of an Award to a Participant shall not impose upon the Company or a Subsidiary any obligation to retain the Participant in its employ or service in any capacity. Nothing contained in this Plan or in any Award granted under this Plan shall interfere in any way with the rights of the Company or any of its Subsidiaries in connection with the employment, retention or termination of any such Participant. The loss of existing or potential profit in Shares underlying Awards granted under this Plan shall not constitute an element of damages in the event of termination of a Participant’s employment or service in any office or otherwise.
(b)    Grant of Awards. Eligibility to participate in this Plan does not confer upon any Eligible Participant any right to be granted Awards pursuant to this Plan. Granting Awards to any Eligible Participant does not confer upon any Eligible Participant the right to receive nor preclude such Eligible Participant from receiving any additional Awards at any time. The extent to which any Eligible Participant is entitled to be granted Awards pursuant to this Plan will be determined in the sole discretion of the Committee. Participation in the Plan shall be entirely voluntary and any decision not to participate shall not affect an Eligible Participant’s relationship or employment with the Company or any Subsidiary.
(c)    Rights as a Shareholder. Neither the Participant nor such Participant’s personal representatives or legatees shall have any rights whatsoever as shareholder in respect of any Shares underlying such Participant’s Awards by reason of the grant of such Awards until such Awards have been duly exercised or have vested, as applicable, and settled and Shares have been issued or purchased on the open market, as applicable.
(d)    Awards Not Transferrable. Except as specifically provided in a Grant Agreement approved by the Committee, each Award granted under the Plan is personal to the Participant and shall not be assignable or transferable by the Participant, whether voluntarily or by operation of law, except by will or by the laws of succession. No Award granted hereunder shall be pledged, hypothecated, charged, transferred, monetized, securitized, assigned or otherwise encumbered or disposed of on pain of nullity.
(e)    Participant’s Entitlement. Except as otherwise provided in this Plan or unless the Committee permits otherwise, upon any Subsidiary ceasing to qualify as such, Awards previously granted under this Plan that, at the time of such change, are held by a Person who is an executive officer, employee or consultant of such Subsidiary and not of the Company itself, shall be subjected to the rules applicable in the context of a termination without Cause pursuant to Section 6.2, subject to the Participant having reached the Retirement Eligibility Date, in which case the rules applicable in the context of a retirement shall apply.
(f)    No Other Employee Benefits. The amount or value deemed to be received by a Participant as a result of the exercise or settlement of an Award or as a result of the sale of a Share received or purchased upon the exercise or settlement of an Award will not constitute compensation with respect to which any other employee benefits of that Participant are determined including benefits under any bonus, pension, profit-sharing, insurance and salary continuation plan, except as otherwise specifically determined by the Committee or provided under the express terms of such other plan, nor will it be a basis to calculate any amount of termination or severance after the Participant’s Termination Date. In the event that the employment of the Participant is terminated by the Company (or any of its Subsidiaries) either with or without Cause, and with or without reasonable notice, the Participant shall have no rights to any particular grants which have been made to him or her other than as set forth in the Plan, the applicable Grant Agreement or in any other separate agreement between the Company (or any of its Subsidiaries) and the Participant, and the Participant will not be entitled to recover damages nor to be paid any benefits or to recover any compensation which the Participant would or may otherwise have been entitled to under the Plan if the Participant had remained actively employed by the Company (or any of its Subsidiaries). This Plan document and the applicable Grant Agreements represent the entire agreement between the Participant and the Company with respect to any and all matters described therein. Neither the Participant nor the Company relies upon or regards as material, any representations or any writing that has not been incorporated into the Plan or the Grant Agreements or made part of the Plan or Grant Agreements, subject to the terms and conditions of any applicable Employment Agreement.
6.2    General Conditions Applicable on Termination
Unless otherwise determined by the Committee, each Award shall be subject to the following conditions, as applicable:
(a)    Termination for Cause. Upon a Participant ceasing to be an Eligible Participant for Cause, all Awards granted to such Participant, whether vested or unvested on the Termination Date, will be forfeited. For the purposes of the Plan, the determination by the Committee that the Participant was discharged for Cause shall be binding on the Participant. “Cause” shall include a breach of CAE’s Code of Business Conduct or other CAE policy, failure to perform specified and required duties after a written warning, serious misconduct or negligence of, among other things, a professional, ethical or legal nature, or moral turpitude.
(b)    Resignation. Upon a Participant ceasing to be an Eligible Participant as a result of his or her resignation from the Company or a Subsidiary:
(i)    all unvested PSUs, RSUs and/or Options granted to such Participant will be forfeited on the Termination Date;
(ii)    all PSUs and RSUs granted to such Participant and vested pursuant to Section 4.2 and Section 5.2 on the Termination Date will be settled (based on the vesting terms, including, if applicable, achievement of Performance Criteria, as determined in the final and sole discretion of the Committee) as soon as possible; and
(iii)    all Options vested on the Termination Date will remain exercisable until the earlier of: (A) thirty (30) days following the Termination Date; and (B) the expiry date of the Options, after which time all such Options will expire. For greater certainty, if, following a Participant’s resignation from the Company or a Subsidiary, the end of the thirty (30) day period during which Options may be exercised should fall within a Black-Out Period or within nine (9) Trading Days following the end of a Black-Out Period, the provisions of Section 3.4(b) shall apply to extend the end of such period to the tenth (10th) Trading Day following the end of such Black-Out Period.
(c)    Retirement. Notwithstanding Sections 6.2(b), (d) and (e), upon a Participant ceasing to be an Eligible Participant after having reached the Retirement Eligibility Date:
(i)    all unvested PSUs and/or RSUs granted to such Participant will continue to vest, as determined by the Committee, and will be settled on the PSU Settlement Date or RSU Settlement Date, as applicable, based on their vesting terms, including, if applicable, achievement of Performance Criteria, as determined in the final and sole discretion of the Committee; provided that this clause (i), as it relates to RSUs, shall not apply to Participants subject to tax under the U.S. Code with respect to a termination of employment as a result of retirement;
(ii)    all unvested Options granted to such Participant will continue to vest in accordance with the terms of this Plan and the Participant’s Option Agreement. Once vested, such Options may only be exercised until the earlier of: (A) ninety (90) days following their vesting; and (B) the expiry date of the Options, after which time all unvested Options will automatically expire. For greater certainty, if, following a Participant’s retirement from the Company or a Subsidiary, the end of the ninety (90) day period during which Options may be exercised should fall within a Black-Out Period or within nine (9) Trading Days following the end of a Black-Out Period, the provisions of Section 3.4(b) shall apply to extend the end of such period to the tenth (10th) Trading Day following the end of such Black-Out Period;

(iii)    all PSUs and RSUs granted to such Participant and vested pursuant to Section 4.2 and Section 5.2 on the Termination Date will be settled (based on the vesting terms, including, if applicable, achievement of Performance Criteria, as determined in the final and sole discretion of the Committee) as soon as possible; and
(iv)    all Options granted to such Participant and vested on the Termination Date will remain exercisable until their expiry date, after which time all such Options will automatically expire.
(d)    Death or Long-Term Disability. Upon a Participant’s termination of employment as a result of death or following a Long-Term Disability:
(i)    all unvested PSUs and/or RSUs granted to the Participant will fully vest at target on the Termination Date and be settled as soon as possible (regardless of vesting terms including, if applicable, achievement of Performance Criteria);
(ii)    all unvested Options granted to such Participant will vest on the Termination Date and may only be exercised until the earlier of: (A) six (6) months following the Termination Date; and (B) the expiry date of the Options, after which time all unvested Options will automatically expire;
(iii)    all PSUs and RSUs granted to such Participant and vested pursuant to Section 4.2 and Section 5.2 on the Termination Date will be settled (based on the vesting terms, including, if applicable, achievement of Performance Criteria, as determined in the final and sole discretion of the Committee) as soon as possible; and
(iv)    all Options granted to such Participant and vested on the Termination Date will remain exercisable until the earlier: of (A) six (6) months following the Termination Date; and (B) the expiry date of the Options, after which time all such Options will automatically expire.
For greater certainty, if, following a Participant’s death or Long-Term Disability, the end of the six (6) month period during which Options may be exercised should fall within a Black-Out Period or within nine (9) Trading Days following the end of a Black-Out Period, the provisions of Section 3.4(b) shall apply to extend the end of such period to the tenth (10th) Trading Day following the end of such Black-Out Period.

Upon the death or incapacity of a Participant, the Participant’s rights, if any, shall only be exercisable by the administrator, executor or liquidator of the Participant’s estate, as the case may be.
(e)    Termination without Cause. Upon termination of a Participant’s employment without Cause:
(i)    the Committee may, in its sole discretion, determine that a portion of the unvested PSUs and/or RSUs granted to such Participant, pro-rated to the number of Fiscal Years completed since their grant, will immediately vest on the Termination Date and be settled (based on their vesting terms, including, if applicable, achievement of Performance Criteria, up to the Termination Date, as determined in the final and sole discretion of the Committee);
(ii)    all unvested Options granted to such Participant will be forfeited on the Termination Date;
(iii)    all PSUs and RSUs granted to such Participant and vested pursuant to Section 4.2 and Section 5.2 on the Termination Date will be settled (based on the vesting terms, including, if applicable, achievement of Performance Criteria, as determined in the final and sole discretion of the Committee) as soon as possible; and
(iv)    all Options granted to such Participant and vested on the Termination Date will remain exercisable until the earlier of: (A) ninety (90) days following the Termination Date; and (B) the expiry date of the Options, after which time all such Options will automatically expire. For greater certainty, if, following a Participant’s termination without Cause, the end of the ninety (90) day period during which Options may be exercised should fall within a Black-Out Period or within nine (9) Trading Days following the end of a Black-Out Period, the provisions of Section 3.4(b) shall apply to extend the end of such period to the tenth (10th) Trading Day following the end of such Black-Out Period.
(f)    Rights of Participant. The rights of a Participant pursuant to the above paragraphs are the only rights to which the Participant (or his or her estate) is entitled on a termination of employment with respect to such Participant’s Options, PSUs and RSUs.
(g)    Unvested Awards. Other than as provided herein, if any portion of an Award has not vested by the Termination Date, that portion of such Award shall be forfeited.
(h)    Death following Retirement. Notwithstanding the foregoing, unless otherwise determined by the Committee, the provisions of Section 6.2(d) relating to termination of employment as a result of death shall apply mutatis mutandis in the event a Participant dies following Retirement, to the extent the Participant still had entitlements under Section 6.2(c) at the time of his or her death. In such an event, and for the purposes of Section 6.2(d), the Termination Date shall be presumed to be the date of death.
7.    Compliance with U.S. Tax Laws
The provisions of this Section 7 shall apply solely to Participants who are subject to taxation under the U.S. Code at the time of grant of the Award.
7.1    Special Provisions Related to Section 409A of the U.S. Code

(a)    General. It is intended that the payments and benefits provided under this Plan and any Award shall be exempt from the application of the requirements of Section 409A of the U.S. Code. The Plan and all Grant Agreements shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Subsidiaries nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.
(b)    Deemed Modifications of Awards. If the Committee determines that an Award, Grant Agreement, payment, distribution, transaction, or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a U.S. Taxpayer to become subject to additional taxes under Section 409A of the U.S. Code, then unless the Committee specifically provides otherwise, such Award, Grant Agreement, payment, distribution, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and Grant Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A of the U.S. Code to the extent determined appropriate by the Committee, in each case without the consent of or notice to the U.S. Taxpayer.
8.    Adjustments and Amendments
8.1    Adjustment to Shares Subject to Outstanding Awards
At any time after the grant of an Award to a Participant and prior to the expiration of the term of such Award or the forfeiture or cancellation of such Award, in the event of: (i) any subdivision of the Shares into a greater number of Shares, (ii) any consolidation of Shares into a lesser number of Shares, (iii) any reclassification, reorganization or other change affecting the Shares, (iv) any merger, amalgamation or consolidation of the Company with or into another corporation, (v) any distribution to all holders of Shares or other securities in the capital of the Company, of cash, evidences of indebtedness or other assets of the Company (excluding an ordinary course dividend in cash or shares, but including for greater certainty shares or equity interests in a Subsidiary or business unit of the Company or one of its Subsidiaries or sale proceeds of the disposition of such a Subsidiary or business unit), or (vi) any transaction or change having a similar effect, then the Board shall in its sole discretion, subject to the required approval of a Stock Exchange (if any), determine the appropriate adjustments or substitutions to be made in such circumstances in order to maintain the economic rights of the Participant in respect of such Award in connection with such occurrence or change, including:
(a)    adjustments to the Option Price without any change in the total price applicable to the unexercised portion of any Options granted under the Plan;
(b)    adjustments to the number of Shares to which the Participant is entitled upon exercise or settlement of such Award;
(c)    adjustments permitting the immediate exercise of any outstanding Awards that are not otherwise exercisable; or
(d)    adjustments to the number or kind of Shares reserved for issuance pursuant to the Plan.
Notwithstanding the foregoing, no such adjustment shall be authorized with respect to any Options held by Participants who are U.S. taxpayers to the extent that such adjustment would cause the Option (determined as if all such Options were Incentive Stock Options whether or not so designated) to violate Section 424(a) of the U.S. Code or would otherwise subject any Participant to taxation under Section 409A of the U.S. Code.
8.2    Change of Control
Notwithstanding anything to the contrary in this Plan, in the context of a Change of Control:
(a)    all Awards granted to a Participant will be converted into or substituted by Alternative Awards, to the extent possible, and Options, PSUs and/or RSUs which are not converted into or substituted by an Alternative Award shall vest and, in the case of Options, become exercisable in full immediately prior to the consummation of the transaction constituting the Change of Control.
(b)    For the purposes of this Plan, an “Alternative Award” must, in the opinion of the Board:
(i)    be based on shares that are traded on an established Canadian or U.S. securities market;
(ii)    provide the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable to the Participant’s Options, PSUs and/or RSUs, as applicable, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment; and
(iii)    have substantially equivalent economic value to the Participant’s Options, PSUs and/or RSUs, as applicable (determined as at the time of the Change of Control).
(c)    If Alternative Awards are available and a Participant is terminated without Cause or submits a Resignation for Good Reason within twenty-four (24) calendar months after a Change of Control, all outstanding Alternative Awards which are not then exercisable shall vest and Alternative Awards in which Options were converted will become exercisable in full upon such termination or resignation. Alternative Awards in which PSUs and/or RSUs were converted will be settled as soon as possible after vesting. Alternative Awards in which Options were converted will remain exercisable until the earlier of: (i) one (1) year after the termination or resignation; and (ii) the original expiry date of the Options, after which time all such Alternative Awards will expire.
8.3    Amendment and Discontinuance of the Plan
(a)    The Board may suspend or terminate the Plan at any time, or from time to time amend or revise the terms of the Plan or any granted Awards without the consent of the Participants, provided that such suspension, termination, amendment or revision shall:
(i)    not materially adversely alter or impair the rights of any Participant, without the consent of such Participant, except as permitted by the provisions of the Plan;
(ii)    be in compliance with applicable law and with the prior approval, if required, of the shareholders of the Company, a Stock Exchange or any other regulatory body having authority over the Company; and
(iii)    be subject to shareholder approval, where required by law or the requirements of a Stock Exchange, provided that the Board may, from time to time, in its absolute discretion and without approval of the shareholders of the Company make the following amendments:
a.    amend any terms and conditions relating to grants of Awards, including the terms relating to the eligibility for and limitations or conditions on participation in the Plan (other than to allow Non-Employee Directors to be eligible for awards of Options under the Plan), the amount and payment of the Option Price (other than a reduction thereof) or the vesting, exercise, expiry (other than an extension of the expiry date except if due to a Black-Out Period) and adjustments of Awards pursuant to Section 8.1;
b.    make changes that are necessary or desirable to comply with applicable laws, rules or regulations of any regulatory authorities having jurisdiction or any relevant Stock Exchange;
c.    correct or rectify any ambiguity, defective provision, error or omission in the Plan or make amendments of a “housekeeping” nature;
d.    amend any terms relating to the administration of the Plan; and
e.    make any other amendment that does not require shareholder approval by virtue of the Plan, applicable laws, rules or regulations of any regulatory authorities having jurisdiction or any relevant Stock Exchange.
(b)    Notwithstanding Section 8.3(a), the Board shall be required to obtain shareholder approval to make the following amendments:
(i)    increase the maximum number of Shares issuable under the Plan, except in the case of an adjustment pursuant to Section 8.1;
(ii)    increase the number of Shares that are issuable or that may be issued to Insiders or to any one Participant under the Plan, except in the case of an adjustment pursuant to Section 8.1 hereof;
(iii)    allow Non-Employee Directors to be eligible for awards of Options under the Plan;
(iv)    permit any Award granted under the Plan to be transferable or assignable other than by will or pursuant to succession laws;
(v)    reduce the Option Price of an Option after the Option has been granted to a Participant or cancel any Option and substitute such Option by a new Option with a reduced Option Price granted to the same Participant, except in the case of an adjustment pursuant to Section 8.1 hereof;
(vi)    extend the term of an Option beyond the original expiry date, except in case of an extension due to a Black-Out Period;
(vii)    add any form of financial assistance and any amendment to a financial assistance provisions in the Plan which is more favourable to Participants; and
(viii)    amend any provisions to the amendment provisions of the Plan.

In making any amendment as described above, the Company shall not contravene any requirements, norms, laws and regulations of the TSX or of any regulatory authorities.
(c)    Without limiting the extent of the foregoing, the Board may, by resolution, advance the date on which any Award may be exercised or payable or, subject to applicable regulatory provisions, including any rules of a Stock Exchange, extend the expiration date of any Award, in the manner to be set forth in such resolution, provided that the period during which an Option is exercisable or a PSU or RSU remains outstanding does not exceed: (i) in the case of Options, ten (10) years from the Option Grant Date subject to an extension due to a Black-Out Period, and (ii) in the case of PSUs and RSUs, the last day of the Restriction Period in respect of such PSUs and RSUs. The Board shall not, in the event of any such advancement or extension, be under any obligation to advance or extend the date on or by which any Option may be exercised or any PSU or RSU may remain outstanding with respect to any other Participant.
9.    Miscellaneous
9.1    Use of an Administrator and Trustee
The Committee may in its sole discretion appoint from time to time one or more entities to act as administrator or trustee to administer the Awards granted under the Plan and to act as trustee to hold and administer the assets that may be held in respect of Awards granted under the Plan, the whole in accordance with the terms and conditions determined by the Committee in its sole discretion. The Company and the administrator will maintain Accounts showing the number of Awards granted to each Participant under the Plan.
9.2    Tax Withholding and Deduction
Notwithstanding any other provision of this Plan, when required by applicable law, delivery of Shares or payments (including, for greater certainty, payments of Cash Equivalent) to a Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of such Participant) under the Plan shall be made net of applicable taxes and social security and other source deductions. If the event giving rise to the withholding obligation involves an issuance or delivery of Shares, then, the withholding obligation may be satisfied, in a manner satisfactory to the Company, by:
(a)    having the Participant elect to have the appropriate number of such Shares sold by the Company, the Company’s transfer agent and registrar or any trustee appointed by the Company pursuant to Section 9.1 hereof, on behalf of and as agent for the Participant as soon as permissible and practicable, with the proceeds of such sale being delivered to the Company or the Subsidiary employing the Participant, as applicable, which will in turn remit such amounts to the appropriate governmental authorities;
(b)    withholding from any compensation otherwise payable to the Participant;
(c)    a cash payment by the Participant; and/or
(d)    any other mechanism as may be required or appropriate to conform with applicable tax and other rules.

9.3    Clawback
(a)    Incentive compensation awarded to a Participant may become forfeited and such Participant may have to reimburse all or a portion of the incentive compensation paid or awarded to such Participant under this Plan, to the extent required by applicable laws, rules or regulations of any regulatory authorities having jurisdiction or any relevant Stock Exchange or by any clawback policy adopted by the Company from time to time.
(b)    Each Participant, by accepting or being deemed to have accepted an Award under the Plan, agrees to cooperate fully with the Committee, and to cause any and all permitted transferees and/or successors of the Participant to cooperate fully with the Committee, to effectuate any forfeiture or reimbursement required hereunder. Neither the Board nor the Company nor any other Person, other than the Participant and his or her permitted transferees and/or successors, if any, will be responsible for any adverse tax or other consequences to a Participant or his or her permitted transferees and/or successors, if any, that may arise in connection with this Section 9.3.
9.4    Securities Law Compliance
(a)    The Plan (including any amendments to it), the terms of the grant of any Award under the Plan, the grant of any Award and the exercise of any Options, and the Company’s obligation to sell and deliver Shares in respect of any Awards, shall be subject to all applicable federal, provincial, state and foreign laws, rules and regulations, requirements of a Stock Exchange and to such approvals by any regulatory or governmental agency as may, as determined by the Company, be required. The Company shall not be obliged by any provision of the Plan or the grant of any Award hereunder to issue, sell or deliver Shares or to settle Awards in violation of such laws, rules and regulations or any condition of such approvals.
(b)    No Awards shall be granted, and no Shares shall be issued, sold or delivered hereunder, where such grant, issue, sale or delivery would require registration of the Plan or of the Shares under the securities laws of any foreign jurisdiction (other than the United States) or the filing of any prospectus for the qualification of same thereunder (other than the United States), and any purported grant of any Award or purported issue or sale of Shares hereunder in violation of this provision shall be void.
(c)    The Company shall have no obligation to issue any Shares pursuant to this Plan unless upon official notice of issuance, such Shares shall have been duly listed with a Stock Exchange. The Company cannot guarantee that the Shares will be listed or quoted on a Stock Exchange. Shares issued, sold or delivered to Participants under the Plan may be subject to limitations on sale or resale under applicable securities laws.
(d)    If Shares cannot be issued or delivered to a Participant upon the exercise or settlement of an Award due to legal or regulatory restrictions, the obligation of the Company to issue or deliver such Shares shall terminate. Any funds paid to the Company in connection with the exercise or settlement of such Award will be returned to the applicable Participant as soon as practicable.
9.5    Reorganization of the Company
The existence of any Awards shall not affect in any way the right or power of the Company or its shareholders to make or authorize any adjustment, reclassification, recapitalization,

reorganization or other change in the Company’s capital structure or its business, or any amalgamation, combination, merger or consolidation involving the Company or to create or issue any bonds, debentures, shares or other securities of the Company or the rights and conditions attaching thereto or to affect the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise.
9.6    International Participants
With respect to Participants who reside or work outside Canada and the United States, the Committee may, in its sole discretion, amend, or otherwise modify, without shareholder approval, the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the provisions of local law, and the Committee may, where appropriate, establish one or more sub-plans to reflect such amended or otherwise modified provisions.
9.7    Governing Laws
The Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of Quebec and the laws of Canada applicable thereto and without recourse to conflict of laws rules. The courts of the judicial district of Montreal, Province of Quebec, and appellate courts therefrom, shall be the sole and exclusive forum for any action or proceeding asserting a claim relating to this Plan.
9.8    Severability
The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision and any invalid or unenforceable provision shall be severed from the Plan.
9.9    Currency
Unless otherwise specifically determined by the Committee, all Awards and payments pursuant to such grants shall be determined in Canadian currency. The Committee shall determine, in its discretion, whether and to the extent any payments made pursuant to an Award shall be made in local currency, as opposed to Canadian dollars. In the event payments are made in local currency, the Committee may determine, in its discretion, the method and rate of converting the payment into local currency.
9.10    Effective Date of the Plan
The Plan was adopted by the Board on May 31, 2023, and is effective as of that date.